As Filed with the Securities and Exchange Commission on August 12, 2009

Registration No. 333-155651

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL MACRO TRUST

(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6221 (Primary Standard Industrial Classification Number)	36-7362830 (I.R.S. Employer Identification Number)

c/o Millburn Ridgefield Corporation
411 West Putnam Avenue
Greenwich, Connecticut 06830
203/625-8211
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George E. Crapple

Millburn Ridgefield Corporation

411 West Putnam Avenue

Greenwich, Connecticut 06830

203/625-8211
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:
James B. Biery
Daniel F. Spies

Sidley Austin LLP
One South Dearborn Street

Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement Amendment.

(a)           Exhibits.

Exhibit Number		Description of Document
1.01		Form of Selling Agreement (Series 1 Units).*

1.02		Form of Selling Agreement (Series 2 Units and Series 3 Units).*

3.01		Certificate of Trust of Registrant.*

3.03		Form of Fourth Amended and Restated Declaration and Agreement of Trust of Registrant.*

5.01		Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units.*

8.01		Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects.*

10.01		Form of Subscription Agreement and Power of Attorney.*

10.02		Form of Services Agreement.*

23.01	(a)	Consent of Sidley Austin LLP.*

23.01	(b)	Consent of Richards, Layton & Finger, P.A.*

23.02		Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.03	(a)	Consent of Deloitte & Touche LLP.

23.03	(b)	Consent of Deloitte & Touche (Cayman Islands).

*              Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and pursuant to Rule 478(a) promulgated thereunder, the Managing Owner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich in the State of Connecticut on the 11th day of August 2009.

GLOBAL MACRO TRUST
By:	Millburn Ridgefield Corporation
Managing Owner

By	/s/ Gregg Buckbinder
Gregg Buckbinder
Senior Vice President

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